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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-116854) and related Prospectus of Russell Corporation for the registration of $250,000,000 of debt securities, guarantees of debt securities, common stock, preferred stock, and warrants and to the incorporation by reference therein of our reports dated March 16, 2005, with respect to the consolidated financial statements and schedule of Russell Corporation and April 25, 2005 with respect to Russell Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Russell Corporation, included in its Annual Report (Form 10-K) for the year ended January 1, 2005, filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP

Atlanta, Georgia
October 3, 2005